As filed with the U.S. Securities and Exchange Commission on May 29, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

FiEE, Inc.

3-33, 2-chome Utajima, Nishiyodogawa District

Osaka, Japan

852-28166813

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FiEE, Inc.

PMB #150

2801 Centerville Road, First Floor

Wilmington, Delaware 19808-1609

(858) 688-4307

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Xin Max Gu, Esq.

David A. Bartz, Esq.

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

(212) 536-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 29, 2026

PROSPECTUS

FiEE, Inc.

494,476 Shares of Common Stock

Offered, from time to time, by the Selling Stockholders

This prospectus relates to the resale of up to 494,476 shares (the “Shares”) of our common stock, par value $0.01 per share (“common stock”), which may be offered for sale from time to time by the selling stockholders identified in this prospectus, or their transferees, pledgees, donees, or other successors-in-interest.

The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 11 of this prospectus for more information. Each selling stockholder will bear its respective commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling stockholders. We cannot predict when, if at all, or in what amounts the selling stockholders may sell any of the Shares offered by this prospectus.

This prospectus does not constitute a commitment by the selling stockholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each selling stockholder in his or her sole discretion.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FIEE.” On May 28, 2026, the last reported closing sale price for our common stock was $5.20 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are a Delaware holding company and do not directly conduct revenue-generating operations. As of December 31, 2025, we conducted all of our current revenue-generating operations through our wholly owned subsidiaries, principally FiEE (HK) Limited (“FiEE (HK)”), which is incorporated in Hong Kong. Investors in our common stock are purchasing equity securities in FiEE, Inc., the Delaware holding company, and not shares in our operating subsidiaries, including FiEE (HK). This holding company structure presents unique legal and operational risks, as our investors will be dependent upon contributions from our subsidiaries to finance our cash flow needs, and our ability to obtain such contributions may be significantly affected by regulations promulgated by Hong Kong and People’s Republic of China (“PRC”) authorities, including those related to national security, anti-monopoly, cybersecurity, and foreign investment. Any change in the interpretation of existing rules and regulations, or the promulgation of new rules and regulations, may materially affect our operations or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a description of these and additional legal and operational risks associated with our operations in Hong Kong, see “The Company – Legal and Operational Risks of Doing Business in Hong Kong” and “Risk Factors” beginning on pages 5 and 7, respectively, of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling stockholders have authorized anyone to provide you with different information. The selling stockholders are not making an offer of the Shares in any state where such offer is not permitted.

The date of this prospectus is      , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”).

No person has been authorized to give any information or make any representation concerning us, the selling stockholders or the Shares to be registered hereunder (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or as otherwise set forth in this prospectus.

The selling stockholders named herein are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated or the context requires otherwise, references to “FiEE,” the “Company,” “we,” “us,” “our,” or similar terms are to FiEE, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning our business strategy; and statements regarding our ability to find and maintain development partners.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition may differ materially from those in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our limited commercial experience, limited cash and history of losses;

●	our business strategy, including our transition toward a focus on the integration of artificial intelligence (“AI”) and data analytics, high-growth technology sectors, including AI, blockchain, and the Multi-Channel Network (“MCN”) ecosystem and leveraging a cloud-based Software as a Service (“SaaS”) platform;

●	our ability to obtain adequate financing to fund our business operations in the future;

●	anticipated market opportunities, growth rates and demand for our products and services;

●	our ability to achieve and sustain profitability;

●	our ability to develop, launch and commercialize new products and technologies and the market’s acceptance of our technology;

●	uncertainties associated with pandemics that may occur, including effects on our operations;

●	the effect of macroeconomic conditions, inflation, interest rates and geopolitical events, on our business;

●	our ability to find and maintain development partners;

●	customer acquisition and retention;

●	the amount and nature of competition in our industry and industry trends and technological changes;

●	our ability to protect our intellectual property and related litigation;

●	our ability to maintain compliance with Nasdaq listing standards and other regulatory requirements;

●	our dependence on our senior management team; and

●	the other risks and uncertainties described in the “Risk Factors” section of this prospectus, any prospectus supplement and our most recent Annual Report on Form 10-K, as amended (“Form 10-K”), and subsequently filed Quarterly Reports on Form 10-Q, which filings are incorporated herein by reference.

We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

THE OFFERING

Issuer	FiEE, Inc.

Shares Offered for Resale by the Selling Stockholders	494,476

Common Stock Outstanding Prior to any Resale of Shares	8,528,598

Use of Proceeds	The selling stockholders will receive all of the proceeds from the sale of any Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” on page 8 of this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on Nasdaq.

Nasdaq Ticker Symbol	“FIEE”

Risk Factors	Any investment in the Shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 7 of this prospectus.

THE COMPANY

Overview

We are a digital service provider focused on the integration of AI and data analytics into content creation, digital authentication, and brand management. We recently pivoted toward high-growth technology sectors, including AI, blockchain, and the MCN ecosystem. Today, we leverage a cloud-based SaaS platform to help clients develop and optimize their digital presence through customized graphics, short-form video production, and editorial management.

Our operations are currently organized into three core pillars: digital content and MCN services, customized software development, and digital authentication. Through our November 2025 acquisition of Houren-Geiju Kabushikikaisha (“HGK”), we have integrated AI-driven image recognition and blockchain technology to provide tamper-proof certification and “digital passports” for art collections. Whether providing end-to-end software system design or managing global brand growth for creators, we seek to bridge the gap between emerging technology and creative media.

Legal and Operational Risks of Doing Business in Hong Kong

We are a Delaware corporation that, as of December 31, 2025, conducted all of our current revenue generating operations through our wholly owned subsidiaries, principally FiEE (HK), incorporated in Hong Kong in March 2025. Our investors hold shares of common stock in FiEE, Inc., the Delaware corporation, and not directly in our subsidiaries, including FiEE (HK). This structure presents unique risks, as our investors will be dependent upon contributions from our subsidiaries to finance our cash flow needs, and our ability to obtain such contributions is significantly affected by regulations promulgated by Hong Kong and PRC authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations, including those related to national security, anti-monopoly, cybersecurity, and foreign investment, may materially affect our operations or the value of our securities, including causing the value of our securities to significantly decline or become worthless.

We and FiEE (HK) are not currently required to obtain permission or approval from the China Securities Regulatory Commission, the Cyberspace Administration of China, or any other Chinese authorities to operate our business or to issue securities to foreign investors. However, in light of recent statements and regulatory actions by the PRC government, including those related to Hong Kong’s national security and evolving regulations governing data security, cybersecurity, and foreign investment, we may be subject to the risks of uncertainty of any future actions of the PRC government, including the risk that applicable laws or interpretations change such that we are required to obtain approvals in the future. There is a risk that the Chinese government may intervene or influence our operations at any time and, to the extent the PRC government exerts more oversight and control over offerings conducted overseas or foreign investment in Hong Kong-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. In addition, the Holding Foreign Companies Accountable Act and related Public Company Accounting Oversight Board rules may, under certain circumstances, result in trading prohibitions or delisting of our securities on Nasdaq.

Transfers of Cash to and from our Subsidiaries

We currently conduct our operations through our wholly owned subsidiaries, including FiEE (HK) in Hong Kong and HGK in Japan. We may rely on dividends or other transfers of cash from our subsidiaries to fund our cash and financing requirements, including the funds necessary to service any debt we may incur and to pay our operating expenses. To date, our subsidiaries have not made any transfers, dividends, or distributions of cash or other assets to us, and we have not made any transfers, dividends, or distributions to our subsidiaries other than in connection with funding our operations.

We are permitted under Delaware law to provide funding to and receive funding from our subsidiaries through loans or capital contributions without restrictions on the amount of the funds, subject to applicable government registration, approval, and filing requirements. FiEE (HK) is also permitted under the laws of Hong Kong to provide and receive funding to and from us through dividend distributions without restrictions on the amount of the funds. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. However, there is a possibility that the PRC could prevent our cash maintained in Hong Kong from leaving, or could restrict the deployment of such cash into our business or for the payment of dividends, which could materially adversely affect our ability to finance our cash requirements or make distributions to our stockholders. We currently intend to retain all available funds and future earnings for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of the board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, and other factors the board of directors deems relevant.

Corporate Structure

Corporate Information

We were incorporated in the State of Delaware in March 1993 under the name Zoom Telephonics, Inc. In November 2020, Zoom Telephonics, Inc. merged with Minim, Inc. and, following the merger, the surviving public company adopted the name Minim, Inc. In February 2025, we completed a corporate rebranding and changed our name to FiEE, Inc. Our principal executive offices are located at 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan. Our website can be accessed at www.fiee.com/en. The telephone number of our principal executive office is 852-28166813. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

RISK FACTORS

An investment in the Shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under the heading “Risk Factors” in our Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus, as well as any risk factors set forth in this prospectus or any applicable prospectus supplement. You should also carefully consider the risk factors contained in any filings we make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus, which will also be incorporated by reference herein. You should carefully review all information contained in and incorporated by reference into this prospectus and any applicable prospectus supplement before making an investment decision. In addition, risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect our business, financial condition, or results of operations.

In addition to those risk factors, there may be additional risks and uncertainties which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 18 and 19, respectively, of this prospectus.

A sale of a substantial number of shares of common stock by our stockholders may cause the price of our common stock to decline.

If our stockholders, including the selling stockholders named in this prospectus, sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the price of our common stock may decline. The shares of common stock offered under this prospectus and any prospectus supplement represent a significant number of shares in comparison to the number of shares of our common stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investors who buy shares at different times will likely pay different prices.

Each selling stockholder may resell all, some, or none of the Shares registered hereby at any time or from time to time in his or her discretion and at different prices. As a result, investors who purchase Shares from a selling stockholder in this offering at different times will likely pay different prices for those Shares and may therefore experience different investment outcomes. Investors may experience a decline in the value of the Shares they purchase from the selling stockholders in this offering as a result of sales made by a selling stockholder at prices lower than those paid by such investors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any Shares by the selling stockholders.

The selling stockholders will receive all of the net proceeds from the sale of any Shares under this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the public resale of the Shares owned by the selling stockholders listed in the table below. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them. The selling stockholders, however, make no representation that all or any of the Shares will be offered for sale and the actual number of Shares offered and sold will be determined from time to time by each selling stockholder in his or her sole discretion. The table below presents information regarding the selling stockholders and the Shares that they may offer and sell from time to time under this prospectus.

The following table sets forth:

●	the number of Shares beneficially owned by the selling stockholders and their affiliates prior to the sale of the Shares covered by this prospectus;

●	the number of Shares that may be offered by the selling stockholders pursuant to this prospectus;

●	the number of Shares to be beneficially owned by the selling stockholders and their affiliates following the sale of any Shares covered by this prospectus; and

●	the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of all Shares covered by this prospectus.

All information with respect to the beneficial ownership of our common stock by the selling stockholders has been furnished by or on behalf of each selling stockholder and is presented as of May 28, 2026. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the table below, the selling stockholders and their affiliates listed in any footnote to the table below have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell some or all of the Shares covered by this prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any such Shares, no estimate can be given as to the number of Shares that will be held by the selling stockholders following the completion of this offering, if any. In addition, the selling stockholders may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have therefore assumed, for purposes of the following table, that the selling stockholders will sell all of the Shares beneficially owned by them that are covered by this prospectus, including any Shares held by their affiliates as identified in the footnotes to the table below. Unless otherwise indicated, all Shares referenced in the table below refer to shares of our outstanding common stock.

Except as otherwise indicated by footnote, the address for each individual or entity listed in the table below is c/o FiEE, Inc., 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan.

	Common Stock Beneficially Owned Prior to this Offering(2)		Maximum Number of Common Stock to be Offered Pursuant	Common Stock Owned After this Offering(2)
Name of Selling Stockholder(1)	Number of Shares	Percentage(2)(3)	to this Prospectus	Number of Shares(7)	Percentage(2)(3)(7)
Chan Oi Fat, Director(4)	100,000	1.2%	100,000	-	-
Zhou Weiqian(5)	197,238	2.3%	197,238	-	-
Zhu Lei(6)	197,238	2.3%	197,238	-	-

(1)	Other than the principal position with the Company indicated below each selling stockholder’s name, no selling stockholder has had any position, office or other material relationship with the Company or any of its affiliates within the past three years.

(2)	Information relating to the beneficial ownership of our common stock by the selling stockholders is based upon information furnished by each selling stockholder and is determined in accordance with the “beneficial ownership” rules of the SEC. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares (i) voting power, which includes the power to vote or to direct the voting of such security, and/or (ii) investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security that such person has the right to acquire beneficial ownership within 60 days. In calculating a stockholder’s percentage of beneficial ownership, we include in both the numerator and denominator all shares of common stock underlying convertible securities that such stockholder is deemed to beneficially own. Shares of common stock underlying convertible securities held by other stockholders are disregarded in this calculation. As a result, the denominator used in calculating beneficial ownership may differ among the selling stockholders.
(3)	Percentages are based on 8,528,598 shares of common stock outstanding as of May 28, 2026.
(4)	The selling stockholder currently serves as a director of the Company. These Shares represent an award of common stock issued pursuant to the Director Agreement, dated April 29, 2025.
(5)	The selling stockholder’s principal address is Room 2303, Building 22, Jiangwan Yayuan, No. 118 Xutao Road, Gusu District, Suzhou City, Jiangsu Province, China. These Shares were purchased pursuant to a Securities Purchase Agreement, dated as of January 30, 2026, as amended (the “SPA”), in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
(6)	The selling stockholder’s principal address is Room 401, Building 17, Longxi New Village, Wuzhong District, Suzhou City, Jiangsu Province, China. These Shares were purchased pursuant to the SPA, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
(7)	We have assumed that the selling stockholders will sell all of the Shares being offered in this offering, but this does not necessarily represent a commitment by any of the selling stockholders to sell any or all such Shares.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution or other exchange transaction effected in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales (subject to the restrictions applicable to Section 16 Reporting Persons (as defined below) described below);

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise (subject to the restrictions applicable to Section 16 Reporting Persons described below);

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option, forward sale or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, any selling stockholder who is a director, officer, or 10% or greater stockholder of the Company (“Section 16 Reporting Person(s)”) shall not engage in any of the foregoing transactions to the extent prohibited by Section 16 of the Exchange Act, the rules and regulations promulgated thereunder, or the Company’s insider trading policy, as in effect from time to time.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to any applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our common stock and preferred stock. This description does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended, and our Second Amended and Restated Bylaws (the “Bylaws”). Copies of our Certificate of Incorporation and Bylaws are incorporated by reference herein and will be provided to stockholders upon request.

General

The Company’s authorized capital stock consists of 60,000,000 shares of our common stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 3,000,000 are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and the remaining 7,000,000 shares remain authorized but undesignated. As of May 28, 2026, we had 8,528,598 shares of common stock and 2,305,357 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of our common stock are neither redeemable nor convertible. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

In recent history, we have not paid any cash dividends on our common stock.

Other Rights and Preferences

Holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing

Our shares of common stock are listed on Nasdaq under the symbol “FIEE.”

Preferred Stock

Additional Series of Preferred Stock

Our board of directors has the authority to provide for the issuance of preferred stock in one or more series and to fix the designations, powers, rights, preferences, qualifications, limitations, and restrictions thereof. These designations, powers, rights, and preferences could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Series A Preferred Stock

Conversion and Voting Rights

Each share of Series A Preferred Stock is convertible into shares of common stock at a ratio of 1.4 shares of common stock for each share of Series A Preferred Stock, subject to a 19.99% beneficial ownership limitation, and entitles the holder thereof to vote on an as-converted basis, without regard to such beneficial ownership limitation.

Dividends

Holders of Series A Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis, without regard to conversion limitations herein) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on shares of Series A Preferred Stock.

Anti-Takeover Provisions

The provisions of Delaware law, the Certificate of Incorporation and the Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 of the DGCL generally defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of us. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Bylaws provide that vacancies (including those caused by resignation, death, disqualification, or board enlargement) shall be filled by majority vote of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the Chairman of the board of directors or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting. This provision prevents stockholders from calling a special meeting. Therefore, stockholders holding the issued and outstanding common stock, without the assistance of the Chairman of the board of directors or the board of directors, may be unable to propose a vote on any transaction at a special meeting that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity and legality of the securities offered hereby, and certain other legal matters will be passed upon for the Company by K&L Gates LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2025, have been incorporated by reference into this prospectus and registration statement of which this prospectus is a part in reliance upon the report of UHY LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the year ended December 31, 2024, have been incorporated by reference into this prospectus and registration statement of which this prospectus is a part in reliance upon the report of Beckles & Co., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov.

We also maintain a website at www.fiee.com/en. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed by the Company with the SEC on March 20, 2026, as amended on April 29, 2026 (as amended, the “Annual Report”);

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed by the Company with the SEC on April 30, 2026;

●	Current Reports on Form 8-K and amended Current Reports on Form 8-K/A filed by the Company with the SEC on January 15, 2026, January 28, 2026, February 2, 2026, March 27, 2026 and May 13, 2026;

●	The description of securities contained in Exhibit 4.1 to the Annual Report; and

●	All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to FiEE, Inc., 3-33, 2-chome Utajima, Nishiyodogawa District, Osaka, Japan; Telephone: 852-28166813. Copies of the above reports may also be accessed from our web site at www.fiee.com/en. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein). We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

FiEE, Inc.

494,476 Shares of Common Stock

PROSPECTUS

                      , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	$410
Printing and Engraving	$1,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$20,000
Miscellaneous	$590
Total	$32,000

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation of FiEE, Inc., a Delaware corporation.

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article EIGHTH of our Certificate of Incorporation states that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except that a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of our Certificate of Incorporation provides that we may indemnify any and all persons whom we are entitled to indemnify under Section 145 of the DGCL, including our officers and directors. Article VII of our Bylaws provides that we may indemnify and advance expenses to such persons and shall indemnify directors and officers where required by Section 145 of the DGCL, where such person is a witness in a covered proceeding that is not initiated by such person (other than one initiated by such person to enforce such person’s rights under Article VII of our Bylaws in accordance with Section 7.14 of our Bylaws, or as required by Section 7.14 of our Bylaws).

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify them against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. Under these indemnification agreements we are required to indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. These indemnification agreements also obligate us to advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers in advance of the final disposition of any action after our receipt of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are preceded or accompanied by a written undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to us that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed by the Company on September 4, 2009).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on November 18, 2015).
3.3	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on November 18, 2015).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 30, 2019).
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on June 4, 2021).
3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on June 4, 2021).
3.7	Certificate of Correction of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K/A filed by the Company on June 30, 2021).
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 23, 2021).
3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Company on March 31, 2023).
3.10	Certificate of Designation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on March 1, 2024).
3.11	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on March 6, 2024).
3.12	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on February 28, 2025).
3.13	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on August 7, 2025).
3.14	Second Amended and Restated Bylaws of FiEE, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on March 28, 2025).
4.1	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-l, filed on May 28, 2015).
5.1*	Opinion of K&L Gates LLP as to legality of securities being registered.
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by the Company on February 2, 2026).
10.2	Amendment No. 1 to Securities Purchase Agreement dated as of January 30, 2026 by and among the Company and the Purchasers therein, effective as of February 28, 2026 (incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed by the Company on March 20, 2026).
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Company on February 2, 2026).
23.1*	Consent of UHY LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Beckles & Co., Independent Registered Public Accounting Firm.
23.3*	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan, on this 29th day of May 2026.

FiEE, Inc.

By:	/s/ Li Wai Chung
Li Wai Chung
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Li Wai Chung as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 29, 2026	/s/ Li Wai Chung
Li Wai Chung Chief Executive Officer and President (Principal Executive Officer)

Dated: May 29, 2026	/s/ Cao Yu
Cao Yu Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial and Principal Accounting Officer)

Dated: May 29, 2026	/s/ Hu Bin
Hu Bin Director

Dated: May 29, 2026	/s/ David Natan
David Natan Director

Dated: May 29, 2026	/s/ Chan Oi Fat
Chan Oi Fat Director

Dated: May 29, 2026	/s/ Hongya Wen
Hongya Wen Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in his capacity as duly authorized representative of FiEE, Inc. in the United States, on this 29th day of May 2026.

FiEE, Inc.

By:	/s/ Ka Chun Chung
Ka Chun Chung
Authorized Representative in the United States